UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2017, Cherokee Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”), stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing because the Company has not timely filed with the U.S. Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2017 (the “Quarterly Report”). The Notice was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market.

The Notice indicates that the Company has until August 21, 2017 to submit a plan to regain compliance with NASDAQ’s applicable continued listing standards. The Company expects to file the Quarterly Report with the SEC as soon as reasonably practicable, at which time the Company would regain compliance with NASDAQ’s continued listing standards and, assuming the Quarterly Report is filed before August 21, 2017, the requirement to submit a compliance plan to NASDAQ would be eliminated.

On June 27,  2017, the Company issued a press release disclosing the receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 22, 2017,  the Company held its annual meeting of stockholders (the “Annual Meeting”). As of April 24, 2017, the record date for the Annual Meeting, there were 12,951,284 shares of the Company’s common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. A total of 11,281,027 shares of the Company’s common stock, which constituted a quorum, were present in person or by proxy at the Annual Meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1.  The Company’s stockholders elected the following seven persons as directors of the Company, each to serve as such until the Company’s annual meeting of stockholders to be held in 2018 or until his or her respective successor is duly elected and qualified, by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Carol Baiocchi	9,248,408	157,590	1,875,029
Susan E. Engel	9,248,478	157,520	1,875,029
Robert Galvin	9,159,912	246,086	1,875,029
Keith Hull	7,485,116	1,920,882	1,875,029
Jess Ravich	8,629,431	776,567	1,875,029
Henry Stupp	9,247,860	158,138	1,875,029
Frank Tworecke	7,193,752	2,212,246	1,875,029

Proposal 2.  The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending February 3, 2018, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,201,634	66,226	13,167	N/A

Proposal 3.  The Company’s stockholders approved, on a non-binding, advisory basis, the Company’s executive compensation, as disclosed in its definitive proxy statement for the Annual Meeting in accordance with the compensation disclosure rules of the SEC, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,311,855	86,281	7,862	1,875,029

Proposal 4.  The Company’s stockholders approved, on a non-binding, advisory basis, once every one year as the preferred frequency of holding an advisory vote on the Company’s executive compensation, by the following vote:

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
9,003,579	13,529	384,991	3,899	1,875,029

Consistent with the preference of the Company’s stockholders, the Company’s board of directors has determined that the Company will conduct a non-binding, advisory vote on the Company’s executive compensation once every one year.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release of Cherokee Inc., dated June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

Date: June 27, 2017	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer